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                                                                   Exhibit 10.12

                          SOMAXON PHARMACEUTICALS, INC.

                       RESTRICTED STOCK PURCHASE AGREEMENT

            THIS RESTRICTED STOCK PURCHASE AGREEMENT ("AGREEMENT") is made as of August 15, 2003 by and between Somaxon Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), and _______________ (the "PURCHASER").

            The parties agree as follows:

            1. Sale of Stock. The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase an aggregate of ________ shares of the Company's Common Stock (par value $0.0001 per share) at a purchase price of $0.0001 per share (the "SHARES"), for an aggregate purchase price of $__________.

            2. Payment of Purchase Price. The payment of the purchase price shall be by cash, check or wire transfer.

            3. Repurchase Option. In the event of any voluntary or involuntary termination of [EXECUTIVE OFFICER ONLY: the Purchaser's employment by, or services to,] [DIRECTOR ONLY: the service of [Name of Director] (the "DIRECTOR") as a director of] the Company for any or no reason (including death or disability) before all of the Shares are released from the Company's Repurchase Option (as defined below), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company), have an irrevocable, exclusive option, but not the obligation, for a period of 90 days from such date to repurchase all or any portion of the Unreleased Shares (as defined below in Section 4) at such time (the "REPURCHASE OPTION") at the original purchase price per share (the "REPURCHASE PRICE"). The Repurchase Option shall be exercisable by the Company by written notice to the Purchaser or the Purchaser's executor and shall be exercisable by delivery to the Purchaser or the Purchaser's executor of cash, check or wire transfer in an amount equal to the Repurchase Price times the number of Shares to be repurchased (the "AGGREGATE REPURCHASE PRICE"). Upon delivery of such notice and the payment of the Aggregate Repurchase Price, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company. The Repurchase Option set forth in this Section 3 may be assigned by the Company in whole or in part in its sole and unfettered discretion.

            4. Release of Shares From Repurchase Option.

                  (a) The Shares shall be released from the Company's Repurchase Option pursuant to the following schedule:

                        100% of the Shares (the "RESTRICTED SHARES") shall be subject to the Repurchase Option as of May 1, 2003 (the "VESTING COMMENCEMENT DATE"). [EXECUTIVE OFFICER ONLY:
                        1/48th] [DIRECTOR ONLY: 1/24th] of the Restricted Shares shall be released from the Repurchase Option on each monthly anniversary of the Vesting Commencement Date such that all Restricted Shares shall be released from the Repurchase Option on the

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                        [EXECUTIVE OFFICER ONLY: four (4)] [DIRECTOR ONLY: two
                        (2)] year anniversary of the Vesting Commencement Date.

                  Any of the Shares which, from time to time, have not yet been released from the Repurchase Option are referred to herein as "Unreleased Shares." The number of Shares released each month from the Repurchase Option shall be rounded down to the next whole number of Option Shares, except in the last month of the [EXECUTIVE OFFICER ONLY: four (4)] [DIRECTOR ONLY: two (2)] year period when all Unreleased Shares shall be released from the Repurchase Option

                  (b) Upon an Acceleration Event (defined below), the Repurchase Option shall lapse for 100% of the Unreleased Shares (if any). An "ACCELERATION EVENT" shall mean [EXECUTIVE OFFICER ONLY: any of the following:

                        (i) The termination by the Company of the Purchaser's employment with the Company for any reason other than Cause (defined below). Unless otherwise defined in an employment or services agreement between the Purchaser and the Company (which definition will control), "CAUSE" shall mean dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Board of Directors of the Company, and its determination shall be conclusive and binding; or

                        (ii) The termination by the Purchaser of the Purchaser's employment with the Company for Good Reason (defined below). Unless otherwise defined in an employment or services agreement between the Purchaser and the Company (which definition will control), "GOOD REASON" shall mean the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within thirty (30) days after receipt of written notice from the Purchaser:

                              (1) a change in the Purchaser's position or
responsibilities (including reporting responsibilities) that represents a substantial reduction in the position or responsibilities as in effect immediately prior thereto; the assignment to the Purchaser of any duties or responsibilities that are materially inconsistent with such position or responsibilities; or any removal of the Purchaser from or failure to reappoint or reelect the Purchaser to any of such positions, except in connection with the termination of the Purchaser's employment for Cause, as a result of his or her disability or death, or by the Purchaser other than for Good Reason;

                              (2) a material reduction in the Purchaser's annual
base salary, except in connection with a general reduction in the compensation of all personnel of the Company and its parent and subsidiaries, if any;

                              (3) the Company requiring the Purchaser (without
the Purchaser's consent) to be based at any place outside a 50-mile radius of his or her initial place of employment with the Company, except for reasonably required travel on the Company's business;

                              (4) the Company's failure to provide the Purchaser
with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect from time to time; or

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                              (5) any material breach by the Company of its
obligations to the Purchaser under any applicable employment or services agreement between the Purchaser and the Company.

                  (c) In the event of a Change of Control (defined below), the Repurchase Option shall lapse for (i) 50% of the Unreleased Shares (if any) at the time of the Change of Control and (ii) the remaining Unreleased Shares (if any) on the twelve month anniversary of the Change of Control. In the event an Acceleration Event occurs between the Change of Control and the twelve month anniversary of the Change of Control the provisions of Section 4(b) above shall apply.]

            [DIRECTOR ONLY: the termination by the Company of the Director's service as a director of the Company for any reason other than Cause (defined below). "CAUSE" shall mean dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Board of Directors of the Company, and its determination shall be conclusive and binding.

                  (c) In the event of a Change of Control (defined below), the Repurchase Option shall lapse for 100% of the Unreleased Shares (if any) at the time of the Change of Control.]

A "CHANGE OF CONTROL" shall mean (1) a merger or consolidation of the Company with or into any other corporation or other entity or person or (2) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company's outstanding securities or all or substantially all the Company's assets; provided that the following events shall not constitute a "Change of Control": (A) a merger or consolidation of the Company in which the holders of the voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the voting securities in the Successor Corporation immediately after the merger or consolidation; (B) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of the Company's assets to a wholly owned subsidiary corporation; (C) a mere reincorporation of the Company; or (D) a transaction undertaken for the sole purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company's securities immediately before such transaction.

                  (d) Subject to Section 7, the Shares which have been released from the Repurchase Option shall be delivered to the Purchaser at the Purchaser's request.

            5. Restriction on Transfer. Except for the escrow described below in
Section 7, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any manner until the release of such Shares from the Repurchase Option in accordance with the provisions of this Agreement.

            6. Right of First Refusal. Purchaser acknowledges that the Shares are subject to a Right of First Refusal pursuant to the Company's Bylaws, a copy of which is available from the Secretary of the Company.

            7. Escrow of Shares. Pursuant to the terms of the Joint Escrow Instructions attached hereto as Exhibit A, the Shares issued under this Agreement shall be held by the Escrow Agent (as defined in such Joint Escrow Instructions) along with a stock assignment executed by the Purchaser in blank in the form attached hereto as Exhibit B. Notwithstanding the monthly vesting set forth in Section 4 above, neither the Company nor the Escrow Agent shall be required to release or issue certificates evidencing the Shares to the Purchaser more frequently than twice in any calendar year.

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            8. Investment Representations. In connection with the purchase of the Shares, the Purchaser represents to the Company the following:

                  (a) The Shares to be purchased by the Purchaser hereunder will be acquired for investment for the Purchaser's own account and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT").

                  (b) The Purchaser has received or has had full access to all the information the Purchaser considers necessary or appropriate to make an informed investment decision with respect to the Shares.

                  (c) The Purchaser understands that the purchase of the Shares involves substantial risk. The Purchaser: (i) has experience as an investor in securities of companies in the development stage and acknowledges that the Purchaser is able to fend for itself, can bear the economic risk of the Purchaser's investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Shares and protecting its investment; and/or (ii) has a preexisting business relationship with the Company and/or certain of its other officers, directors or controlling persons of a nature and duration that enables the Purchaser to be aware of the character, business acumen and financial circumstances of such persons.

                  (d) [EXECUTIVE OFFICER ONLY: By virtue of the Purchaser's position as an executive officer of the Company, the] [DIRECTOR ONLY: The] Purchaser is an accredited investor within the meaning of Regulation D promulgated under the Securities Act.

                  (e) The Purchaser understands that the Shares are characterized as "restricted securities" under the Securities Act, in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser represents that it is familiar with Rule 144 of the Securities and Exchange Commission and understands the resale limitations imposed thereby and by the Securities Act. The Purchaser understands that the Company is under no obligation to register any of the securities sold hereunder.

            9. Stock Certificate Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends:

                  (a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

                  (b) THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                  (c) Any legend required by the Company's Bylaws and any applicable state securities laws.

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            10. Market Stand-Off Agreement. The Purchaser hereby agrees, if so requested by the managing underwriters or the Company in connection with the initial public offering of the Company's Common Stock, that, without the prior written consent of such managing underwriters, the Purchaser will not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of, assign any legal or beneficial interest in or make a distribution of any capital stock of the Company held by or on behalf of the Purchaser or beneficially owned by the Purchaser in accordance with the rules and regulations of the Securities and Exchange Commission for a period of up to 180 days after the date of the final prospectus relating to the Company's initial public offering.

            11. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, reverse stock split or stock dividend or other similar change in the Shares which may be made by the Company after the date of this Agreement.

            12. Tax Consequences. The Purchaser has reviewed with the Purchaser's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Purchaser understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "CODE"), taxes as ordinary income both (i) the difference between the fair market value of the Shares when the Company granted the Purchaser the right to purchase the Shares and the fair market value of the Shares on the date of this Agreement, and (ii) the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" includes the right of the Company to buy back the Shares pursuant to its repurchase option. In the event the Company has registered under the Exchange Act, "restriction" with respect to officers, directors and 10% shareholders also means the period after the purchase of the Shares during which such officers, directors and 10% shareholders could be subject to suit under Section 16(b) of the Exchange Act. The Purchaser understands that the Purchaser may elect to be taxed at the time the Shares are purchased rather than when and as the Company's repurchase option or 16(b) period expires by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of purchase.

            THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER'S BEHALF.

            13. California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

            14. General Provisions.

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                  (a) This Agreement shall be governed by the laws of the State of California. This Agreement represents the entire agreement between the parties with respect to the purchase of Common Stock by the Purchaser and may only be modified or amended in writing signed by both parties.

                  (b) Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

                  (c) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company and any purported transfer otherwise shall be null and void.

                  (d) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

                  (e) The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

                  (f) PURCHASER ACKNOWLEDGES AND AGREES THAT THE LAPSING OF THE REPURCHASE OPTION PURSUANT TO SECTION 4 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN "AT WILL" EMPLOYEE OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE REPURCHASE OPTION SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR SUCH PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE COMPANY'S RIGHT TO TERMINATE PURCHASER'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

                  (g) Purchaser has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

                  [Remainder of page intentionally left blank]

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            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

COMPANY:                                        PURCHASER:

SOMAXON PHARMACEUTICALS, INC.,
a Delaware corporation

By: ______________________________              ________________________________
    Name:
    Title:

Address:  c/o Latham & Watkins LLP              Address:
          12636 High Bluff Drive, Suite 300
          San Diego, California 92130
          Attention:  Scott N. Wolfe, Esq./
          Cheston J. Larson, Esq.

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Schedule to Exhibit 10.12: The form of Restricted Stock Purchase Agreement above was executed by the following persons or entities with respect to the number of shares and purchase prices listed:

                                  NUMBER OF SHARES  PURCHASE
PURCHASER                          OF COMMON STOCK    PRICE    RELATED DIRECTOR
---------                         ----------------  --------   ----------------
Kenneth Cohen                           450,000     $  45.00        N/A
Susan E. Dube                           450,000     $  45.00        N/A
Jeffrey Raser                           450,000     $  45.00        N/A
Meg McGilley                            150,000     $  15.00        N/A
Hale Family Trust UTD 2/10/86         1,000,000     $ 100.00    David F. Hale
Glenn Holdings L.P.                     500,000     $  50.00    Scott L. Glenn
Garner Family Trust UTD 10/21/87        250,000     $  25.00    Cam L. Garner